Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 23, 2015 in the prospectus included in this Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-204551) of Trillium Therapeutics Inc. for the registration of common shares, first preferred shares, warrants to purchase common shares and units.

Toronto, Canada June 4, 2015	/s/ Ernst & Young LLP Chartered Professional Accountants Licensed Public Accountants